                                                                  EXHIBIT 10.7.2

                                   SUBLEASE

Sublandlord: Banta Corporation                    Subject Property: 555 Ellis
                                                  St. Mountain View, CA
Subtenant: Netscape Communications, Inc.          Date: October ____, 1996

1.   Parties:

This Sublease is made and entered into as of October ___, 1996, by and between Banta Corporation ("Sublandlord"), and Netscape Communications, Inc. ("Subtenant"), under the Lease (the "Master Lease") dated August 10, 1993, between Renault & Handley Solar Ellis Joint Venture, as lessor (the "Master Landlord") and Sublandlord under this Sublease, as lessee. A copy of the Master Lease is attached hereto as Attachment I and incorporated herein by this reference.

2.   Subleased Premises and Rent:

     2.1  Subleased Premises:

     Sublandlord leases to Subtenant and Subtenant leases from Sublandlord the premises outlined on Attachment H attached hereto and incorporated herein by this reference (the "Subleased Premises") upon all of the terms, covenants and conditions contained in this Sublease, together with the exclusive use of four (4) vehicle parking spaces per 1000 feet of leased space as further provided herein. The Subleased Premises consist of approximately 15,350 square feet, which is a portion of the building located at 555 Ellis Street, Mountain View, California.

     2.2  Rent:

     Subtenant shall pay to Sublandlord as rent ("Rent") for the Subleased Premises according to the following schedule:

                              FULL SERVICE RENT                  MONTHLY RENT
                              -----------------                  ------------
     11/01/96 - 11/30/96       $1.20/Square Foot/Month           ($18,420.00)

     12/01/96 - 11/30/97      $1.25/Square Foot/Month            ($19,187.50) + 1635.11

     12/01/97 - 11/30/98      $1.35/Square Foot/Month            ($20,722.50) + 1635.11

     The parties hereto agree that the above-referenced Rent paid by Subtenant includes Subtenant's share of all operating expenses including but not limited to the following: real property taxes and assessments, building insurance ("all risk" fire and property damage coverage), trash removal, all interior and exterior repair and maintenance costs (including janitorial), all utility costs, and any other reasonable costs necessary for the operation and/or maintenance of the Subleased Premises. A schedule of the specific maintenance and janitorial services included as part of the operating expenses hereunder will be provided to Subtenant by Sublandlord upon request.

     Rent shall be payable by Subtenant to Sublandlord in consecutive monthly installments on or before the first day of each calendar month during the Sublease Term (as hereinafter defined) at the address provided below for Sublandlord. If the Sublease commencement date or the termination date of the Sublease occurs on a date other than the first day or the last day, respectively, of a calendar month, then the Rent for such partial month shall be prorated and the prorated Rent shall be payable on the Sublease commencement date or on the first day of the calendar month in which the Sublease termination date occurs, respectively.

     2.3  Security Deposit:

     In addition to the Rent specified above, Subtenant shall pay to Sublandlord an equivalent of one month's rent ($18,420.00) as a non-interest bearing Security Deposit. In the event Subtenant has performed all of the terms and conditions of this Sublease during the term hereof, Sublandlord shall return to Subtenant, within ten days after Subtenant has vacated the Subleased Premises, the Security Deposit, less any sums due and owing to Sublandlord.

3.   Sublease Term:

     3.1  Sublease Term:

     The Sublease Term shall be for the period commencing on November 1, 1996, and continuing through November 30, 1998. In no event shall the Sublease Term extend beyond the term of the Master Lease.

     3.2  Inability to Deliver Possession:

     In the event Sublandlord is unable to deliver possession of the Subleased Premises at the commencement of the Sublease Term, Sublandlord shall not be liable for any damage caused thereby, nor shall this Sublease be void or voidable but Subtenant shall not be liable for Rent until such time as Sublandlord offers to deliver possession of the Subleased Premises to Subtenant; nor shall the term hereof be extended by such delay. Notwithstanding the foregoing, in the event that Sublandlord fails to deliver the Subleased Premises to Subtenant on or before December 1, 1996, Subtenant shall have the right to terminate this Sublease and both parties hereto shall be released from their obligations hereunder, except that Sublandlord shall be required to return the Security Deposit and any other funds deposited by Subtenant, to Subtenant.

     3.3  Early Occupancy:

     Notwithstanding the foregoing, upon execution of this Sublease and consent hereto by the Master Landlord, Subtenant shall have the right to enter the Subleased Premises on any date prior to November 1, 1996 (the "Early Occupancy Date") to take reasonable preparatory measures for its occupancy of the Subleased Premises, including, without limitation, the installation of its security systems, trade fixtures, furnishings, and telephone and computer equipment. Any such installations, refurbishments and other alterations shall comply with all requirements of the Master Lease. In addition, any such early entry shall be subject to all of the terms and conditions of this Sublease, except that Subtenant shall not be required to pay any Rent on account thereof; provided, however, that if Subtenant shall at any time during such early occupancy take full beneficial occupancy of the Subleased Premises and conduct its business from the Subleased Premises, Subtenant shall pay Rent for the period ending with the commencement of the-term at the same rental as that prescribed for the first month of the term prorated at the rate of 1/30th thereof per day.

     3.4  Right of First Refusal:

     Subtenant acknowledges that Sublandlord has an option to renew the Master Lease. In the event that Sublandlord intends to exercise said option, Sublandlord shall give Subtenant the opportunity to sublease those portions of the Subleased Premises then occupied by Subtenant, as designated by Sublandlord and upon mutually agreeable terms and conditions. Sublandlord shall give Subtenant written notice of this opportunity no later than ninety (90) days prior to the expiration of the Sublease Term, and Subtenant shall have twenty (20) days thereafter to notify Sublandlord in writing of its desire to sublease said space.

4.   Use:

     Subtenant shall use the Subleased Premises only for those purposes permitted in the Master Lease, unless Sublandlord and Master Landlord consent in writing to other uses prior to the commencement thereof.

5.   Provisions Constituting Sublease:

     5.1 This Sublease is subject to all of the terms and conditions of the Master Lease. Subtenant hereby assumes and agrees to perform all of the obligations of "Lessee" under the Master Lease to the extent such obligations apply to the Subleased Premises and Subtenant's use of the Common Areas, except as specifically set forth herein. Sublandlord hereby agrees to cause Master Landlord under the Master Lease to perform all of the obligations of Master Landlord thereunder to the extent said obligations apply to the Subleased Premises and Subtenant's use of the Common Areas. Subtenant shall not commit or permit to be committed on the Subleased Premises, the Common Areas, or on any other portion of the property any act or omission which violates any term or condition of the Master Lease. Except to the extent waived or consented to in writing by the other party or parties hereto who are affected thereby, neither of the parties hereto will, by renegotiation of the Master Lease, assignment, subletting, default or any other voluntary action, avoid or seek to avoid the observance or performance of the terms to be observed or performed hereunder by such party, but will at all times in good faith assist in carrying out all the terms of this Sublease and in taking all such action as may be necessary or appropriate to protect the rights of the other party or parties hereto who are affected thereby against impairment. Subject to the foregoing and except as otherwise provided herein, nothing in this Sublease shall prevent or prohibit Sublandlord (a) from exercising its right to terminate the Master Lease pursuant to the terms thereof or (b) from assigning its interests in this Sublease to any affiliate of Sublandlord, or from subletting any other portion of the Premises to any other third party.

     5.2 This Sublease shall be subject and subordinate to all of the terms and provisions of the Master lease, and Master Landlord shall have all rights in respect of the Master Lease and the Subleased Premises as set forth therein. Except for payments of rent under Section 4 of the Master Lease (which payments shall be made by Sublandlord), and, except as otherwise provided in Section 7 hereof, Subtenant hereby assumes and agrees to perform for Sublandlord's benefit, during the term of this Sublease, all of Sublandlord's obligations under the Master lease insofar as they relate to the Subleased Premises (hereinafter the "Assumed Obligations"), which accrue during the term of this Sublease.

6.  Notices:

All notices, demands, consents and approval which may or are required to be given by either party to the other hereunder shall be given in the manner provided herein, at the addresses shown on the signature page hereof. Sublandlord shall notify Subtenant of any Event of Default under the Master Lease, or of any other event of which Sublandlord has actual knowledge which will impair Subtenant's ability to conduct its normal business at the Subleased Premises within 24 hours following Sublandlord's receipt of notice from the Master Landlord of an Event of Default or actual knowledge of such impairment. If Sublandlord elects to terminate the Master Lease, Sublandlord shall so notify Subtenant by giving at least 30 days notice prior to the effective date of such termination, during which time Subtenant shall have the right to cure outlined in Paragraph 9. Should Subtenant fail to exercise said right, then the Master Lease shall terminate on the effective date of termination stated in the notice.

7.   Incorporation of Master Lease:

     7.1 Except as otherwise provided in this Sublease, all of the terms and provisions of the Master Lease are incorporated into and made a part of this Sublease, and the rights and obligations of the parties under the Master Lease are hereby imposed upon the parties hereto with respect to the Subleased Premises. For purposes of this Sublease, with respect to those paragraphs incorporated from the Master Lease, all references to "Landlord" or "Tenant" shall-be deemed to be references to "Sublandlord" and "Subtenant", respectively, and all references to the "Lease" shall be deemed to be references to this "Sublease".

     7.2  Notwithstanding the foregoing:

          (a) the following Paragraphs of the Master Lease are not incorporated herein: 1, 3, 4, 5, 11.4, 17 and 22 (except that Subtenant shall be responsible for all taxes on its personal property and trade or business fixtures); Addendum One to Lease paragraphs 2 and 12; Agreement re: Lease provisions entitled "Operating Expenses" and "Lessee Improvement Allowance".

          (b) Subtenant shall indemnify, defend, protect, and hold Sublandlord harmless from and against all actions, claims, demands, costs, liabilities, losses, reasonable attorneys' fees, damages, penalties, and expenses (collectively "Claims") which may be brought or made against Sublandlord or which Sublandlord may pay or incur to the extent caused by a breach of this Sublease or the Master Lease by Subtenant.

          (c) Sublandlord shall indemnify, defend, protect, and hold Subtenant harmless from and against all actions, claims which may be brought or made against Subtenant or which Subtenant may pay or incur to the extent caused by (i) a breach of this Sublease or the Master Lease by Sublandlord, (ii) the negligence or willful misconduct of Sublandlord or its agents, officers, directors, invitees or guests or (iii) obligations of Sublandlord which arise prior to the commencement date of this Sublease.

     7.3 For the purposes of incorporating the terms and provisions of the Master Lease into this Sublease, the Master Lease is hereby amended as follows (references are to paragraphs of the Master Lease):

          Paragraph                     Comments

          7(d) Subtenant's removal and restoration obligations with respect to alterations, additions, improvements and installations on the Subleased Premises shall apply only to such work performed by Subtenant.

          9 Sublandlord hereby consents to the improvements, alterations and changes to be made and installed by Subtenant (collectively, the "Tenant Improvements") to the extent such Tenant Improvements are approved in writing by Master Landlord.

          19 In the event of a default by Subtenant under this Sublease, prior to Sublandlord's exercise of any of its rights and remedies hereunder, Subtenant shall have the following periods, following receipt of written notice from Sublandlord of such default, to cure such default: in the event of a monetary default, three business days, and, in the event of a non-monetary default, thirty calendar days.

          24 Sublandlord shall provide Subtenant with not less than twenty-four (24) hours' prior notice before any entry onto the Subleased Premises by Sublandlord or its agents, employees or contractors for maintenance or repair, except in the event of an emergency. Subtenant shall have the right to accompany Sublandlord during any such entry and shall have the right to designate certain "secured areas" that Sublandlord shall not have the right to enter except in the case of an emergency. Sublandlord shall use its best efforts not to interfere with the conduct of Subtenant's business during any such entry.

          26 Subtenant may assign or sublet any part or all of the Subleased Premises or hypothecate or otherwise encumber its interest under this Sublease, with Sublandlord's prior written consent, which shall not be unreasonably withheld or delayed. Sublandlord shall approve or disapprove Subtenant's request to assign or sublet within 30 days of its receipt of such request, and shall have no right to terminate this Sublease in connection with arty such disapproval. In addition, Subtenant shall have the right to assign or sublet any part or all of the Subleased Premises to an entity directly controlling, controlled by, or under common control with, Subtenant, or any entity resulting from a Consolidation or merger with Subtenant, provided that, in either case, the lessor under the Master lease has granted its unconditional consent to such assignment or sublease in writing.

          31 All notices, approvals, consents and other communications under this Sublease shall be provided in writing and may be given by personal delivery, a reputable overnight courier service or prepaid first-class mail, certified or registered with return receipt requested. Notices shall be deemed to have been given and received on the earlier of actual receipt, refusal to accept delivery and three
                            (3) business days after the day of deposit into prepaid registered or certified U.S. mail.

          Addendum #5       Notwithstanding any provision of the Master lease or
                            this Sublease to the contrary, Sublandlord shall perform all of the maintenance obligations set forth in Paragraph 10(b) of the Master Lease.

8. Early Termination of Master Lease. If, without the fault of Sublandlord hereunder the Master Lease should terminate prior to the expiration of this Sublease, Sublandlord shall have no liability to Subtenant. To the extent that the Master Lease grants Sublandlord any discretionary right to terminate the Master lease, whether due to casualty, condemnation, or otherwise, Sublandlord may exercise such right without Subtenant's prior written consent; provided, however, that Sublandlord shall first offer to assign the Master Lease (and all of Sublandlord's rights, obligations and interests therein) to Subtenant, together with Sublandlord's pledge to use all commercially reasonable efforts to obtain the consent of Master Landlord to such assignment. Subtenant shall have ten (10) days after said offer to agree to accept assignment of the Master Lease (which, upon the consent of Master Landlord, shall terminate this Sublease). Furthermore, Sublessor shall not enter into any amendment or modification of the Master Lease which (a) affects the Subleased Premises or (b) adversely impacts Subtenant's rights under the Sublease, without the prior written consent of Subtenant.

9. Subtenant's Right to Cure. In the event that Sublandlord is in default of the Master Lease, Sublessee shall have the right, but not the obligation, to cure the default so long as Master Landlord agrees to accept such performance. Sublandlord agrees to reimburse Subtenant for all costs and expenses reasonably incurred therefore within ten (10) days following Subtenant's request for reimbursement.

10. Master Landlord Consent. This Sublease is subject to the consent of the Master Landlord. Sublandlord agrees to use commercially reasonable efforts to obtain the consent of Master Landlord to this Sublease as soon as reasonably possible following execution of this Sublease by Subtenant and Sublandlord, and shall provide Subtenant with notice of Sublandlord's submittal of this Sublease to Master Landlord for approval. In the event that Master Landlord's consent is not obtained within twenty (20) days following the submittal of this Sublease by Sublandlord to Master Landlord for consent, Subtenant shall have the right to terminate this Sublease by providing written notice thereof to Sublandlord within three (3) days after the expiration of such twenty (20) day period. For purposes of this paragraph, Master Landlord's consent shall be deemed to have been given as of the date when Master Landlord's unconditional consent to this Sublease has been obtainable, or, in the event such consent is conditional, the date upon which such conditions have been fully satisfied or waived by Master Landlord.

11.  Status of Lease

Sublandlord hereby represents and warrants to Subtenant that (i) the Master Lease attached hereto as Attachment I has been executed and delivered by Master Landlord and Sublandlord and constitutes the entire agreement of the parties thereto relating to the lease of the Subleased Premises, (ii) no default or breach by Sublandlord or, to the best of Sublandlord's knowledge, by Master Landlord, exists under the Master Lease, (iii) no event has occurred that, with the passage of time, the giving of notice, or both, would constitute a default or breach by Sublandlord or, to the best of Sublandlord's knowledge, by Master Landlord under the Master Lease, and (iv) subject to receipt of Master Landlord's written consent hereto, Sublandlord has the right and power to execute and deliver this Sublease and to perform its obligations hereunder. Sublandlord shall not modify the Master Lease in such a manner as to materially increase the obligations of Subtenant hereunder or under the Master Lease, without the prior written consent of Subtenant.

12.  Broker Fee:

Each party warrants and represents to the other that such party has not retained the services of any real estate broker, finder or any other person whose services would form the basis for any claim for any commission or fee in connection with this Sublease or the transactions contemplated hereby, except for brokerage services rendered by Cornish & Carey Commercial ("Cornish & Carey"). Sublandlord shall pay directly to Cornish & Carey its fees due on account thereof, in accordance with its listing agreement. Each party agrees to save, defend, indemnify and hold the other party free and harmless from any breach of its warranty and representation as set forth in the preening sentence, including the other party's attorneys' fees.

13.  Compliance with Nondiscrimination Regulations:

It is understood that it is illegal for Sublandlord to refuse to display or sublease the Subleased Premises, or to assign, surrender or sell the Master Lease, to any person because of race, color, religion, national origin, sex, sexual orientation, marital status or disability.

14.  Toxic Contamination Disclosure:

Sublandlord and Subtenant each acknowledge that they have been advised that numerous federal, state, and/or local laws, ordinances and regulations ("Laws") affect the existence and removal, storage, disposal, leakage of and contamination by materials designated as hazardous or toxic ("Toxics"). Many materials, some utilized in everyday business activities and property maintenance, are designated as hazardous or toxic.

Some of the Laws require that Toxics be removed or cleaned up by landowners, future landowners or former landowners without regard to whether the party required to pay for "clean up" caused the contamination, owned the property at the time the contamination occurred or even knew about the contamination. Some items, such as asbestos or PCBs, which were legal when installed, now are classified as Toxics, and are subject to removal requirements. Civil lawsuits for damages resulting from Toxics may be filed by third parties in certain circumstances.

Sublandlord and Subtenant each acknowledge that Broker has not specific expertise with respect to environmental assessment or physical condition of the Subleased Premises, including, but not limited to, matters relating to (i) problems which may be posed by the presence or disposal of hazardous or toxic substances on or from the Subleased Premises, (ii) problems which may be posed by the Subleased Premises being within the Special Studies Zone, as designed under the Alquist-Priolo Special Studies Zone Act (Earthquake Zones), Section 2621-2630, inclusive of California Public Resources Code, and (iii) problems which may be posed by the Subleased

Premises being within a HUD Flood Zone as set forth in the U.S. Department of Housing and Urban Development "Special Flood Zone Area Maps," as applicable.

Sublandlord and Subtenant each acknowledge that Broker has not made an independent investigation or determination of the physical or environmental condition of the Subleased Premises, including but not limited to, the existence or nonexistence of any underground tanks, sumps, piping, toxic or hazardous substances on the Subleased Premises. Subtenant agrees that it will rely solely upon its own investigation and/or the investigation of professionals retained by it or Sublandlord, and neither Sublandlord nor Subtenant shall rely upon Broker to determine the physical and environmental condition of the Subleased Premises or to determine whether, to what extent or in what manner, such condition must be disclosed to potential sublessees, assignees, purchasers or other interested parties.

15.  Tenant Improvements:

Sublandlord shall be responsible for all costs associated with the. demise of the Subleased Premises, excluding the costs to demise the kitchen area. Subtenant shall be responsible for all costs associated with Subtenant improvements to the Subleased Premises, and for the demise of the kitchen area. If any of said improvements made by or on behalf of Subtenant (whether the responsibility of Subtenant or Sublandlord) require additional construction (i) necessary for compliance with the Americans with Disabilities Act of 1990, or
(ii) relocation, enhancement or repair of the HVAC, electrical or sprinkler systems, or any part thereof; Subtenant shall be responsible for and shall perform such construction. If required by Master Landlord or Sublandlord, Subtenant shall return the Demised Premises to the original configuration (including removal of all demising walls) at the expiration of the Sublease term; provided however, nothing herein shall be deemed to impose liabilities on Subtenant for any alterations or improvements not associated with this Sublease.

16.  Reasonable Consent or Approval:

When any provision of this Sublease, the Master Lease or the accompanying-Rules and Regulations, calls for a party's consent or approval, Sublandlord and Subtenant each agree that such consent or approval shall not be unreasonably withheld or delayed.

17.  Counterparts:

This Sublease may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

Sublandlord:  BANTA CORPORATION      Address:  555 Ellis Street
                                               Mountain View, CA 94043

By: /s/ Gerald A. Henseler           Date:  10/8/96
    ------------------------------        ------------------------------------
    Gerald A. Henseler,
    Executive Vice President & CFO

Subtenant: NETSCAPE COMMUNICATIONS,  Address: 555 Ellis Street
           INC                                Mountain View, CA 94043

By: /s/ [SIGNATURE ILLEGIBLE]      Date:    10/28/96
    ------------------------------          ------------------------------------

NOTICE TO SUBLANDLORD AND SUBTENANT: CORNISH & CAREY COMMERCIAL, IS NOT AUTHORIZED TO GIVE LEGAL OR TAX ADVICE; NOTHING CONTAINED IN THIS SUBLEASE OR ANY DISCUSSION BETWEEN CORNISH & CAREY AND SUBLANDLORD AND SUBTENANT SHALL BE DEEMED TO BE A REPRESENTATION OR RECOMMENDATION BY CORNISH & CAREY COMMERCIAL, OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL EFFECT OR TAX CONSEQUENCES OF THIS DOCUMENT OR ANY TRANSACTION RELATING THERETO. ALL PARTIES ARE ENCOURAGED TO CONSULT WITH THEIR INDEPENDENT FINANCIAL CONSULTANTS AND/OR ATTORNEYS REGARDING THE TRANSACTION CONTEMPLATED BY THIS PROPOSAL.

MASTER LANDLORD CONSENT

The undersigned, Master Landlord under the Master Lease attached as Attachment I, hereby consents to the subletting of the Subleased Premises described herein on the terms and conditions contained in this Sublease. This Consent shall apply only to this Sublease and shall not be deemed to be a consent to any other Sublease.

Master Landlord:    RENAULT & HANDLEY SOLAR ELLIS JOINT VENTURE

By:  /s/ George O. McKee             Date:  11/1/96
    -------------------------------        -----------------------------------


Master Landlord:    RENAULT & HANDLEY SOLAR ELLIS JOINT VENTURE

By:  /s/ George O. McKee             Date:  11/04/96
    -------------------------------        -----------------------------------

Subtenant:  NETSCAPE COMMUNICATIONS, INC.

By: [SIGNATURE ILLEGIBLE]            Date:  11/6/96
    -------------------------------        -----------------------------------